UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 922-5808

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRTS	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

On September 5, 2024, Marcum LLP (“Marcum”) notified Sensus Healthcare, Inc. (the “Company”) that it was resigning, effective immediately, as the independent registered public accounting firm for the Company due to independence concerns relating to Marcum’s impending merger with CBIZ Inc., which provides human resources consulting and health insurance brokerage services to the Company.

Marcum’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2023 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022 and 2023 and the subsequent interim period through the date of this Current Report on Form 8-K, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused them to make reference thereto in connection with their reports on the financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “10-Q”), there was a material weakness in its internal control over financial reporting as of June 30, 2024 relating to information technology general controls that were not designed and operating effectively to ensure that access to applications and data were adequately restricted to appropriate personnel, ensure segregation of duties, and appropriately monitor the activities of the individuals with access to modify data.

As reported in the 10-Q, the material weakness did not result in any material misstatements to the Company’s condensed consolidated financial statements for the period ended June 30, 2024. The Audit Committee has discussed this matter with Marcum and will authorize Marcum to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning this material weakness.

The Company has requested that Marcum furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 9, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On September 11, 2024, the Company’s Audit Committee approved the appointment of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”) as the Company’s new independent registered public accounting firm, effective immediately.

During the fiscal years ended December 31, 2022 and 2023 and the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with BPB with regard to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company or oral advice provided to the Company by BPB that BPB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Marcum LLP, dated as of September 9, 2024, addressed to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: September 11, 2024	By:	/s/ Javier Rampolla
Javier Rampolla
Chief Financial Officer

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